Exhibit 99.1

LiveOne (LVO) Reports Q1 Fiscal 2026 Revenue of $19.2 Million, Eliminating $14.1 Million in Short-term Liabilities Year Over Year

●	Staff Reduction: 31% staff reduction, from 138 to 95 employees.

●	Partnerships: Expanded B2B partnerships, including:

○	$16.5M Amazon deal via PodcastOne: 3-year partnership.

○	Fortune 250 Streaming Network: 26 million+ revenue partnership.

○	To Launch with $100B+ company with 30 million+ paying subscribers.

●	PodcastOne (PODC) Reports Record $15M Q1 2026 Revenue.

●	Ad Growth: DAX partnership achieves 30% to 82% ad growth in Tesla cars, with ARPU increasing from $3-5.

●	Equity Raise: completed $10.2 million equity raise for Bitcoin yield strategy and Web3 initiatives.

●	Web3 Team: Added Steve McClurg, Steve Lehman, and Andy Vick to monetize 10,000+ hours of video content through tokens, NFTs, and other digital assets.

●	TV Shows: Sold three TV shows (Varnamtown, Vigilante, and Opportunist) to major streaming networks.

●	Live Event: To launch its biggest live event, a reality Olympics series, building on the success of Social Gloves, which delivered $27 million in revenue and $4.5 million in EBITDA.

●	M&A Opportunities: Continues to aggressively review potential merger and acquisition opportunities, including potential sale of a subsidiary.

Los Angeles, CA, August 13, 2025 – LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the first fiscal quarter (“Q1 Fiscal 2026”) of its fiscal year ending March 31, 2026 (“Fiscal 2026”). LiveOne will host a conference call and webcast today, August 13, 2025.

LiveOne’s CEO and Chairman, Robert Ellin, stated, “Momentum is building again at LiveOne, and we’re excited to build our flywheel with amazing partners like Amazon, Fortune 250 companies, and DAX. With our expanded Web3 team and strategic initiatives, we’re poised for continued growth and success.”

Q1 Fiscal 2026 and Q1 Fiscal 2025 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended
	June 30,
	2025	2024

Revenue	$19,207	$33,078
Operating loss	$(4,034)	$(784)
Total other income (expense)	$170	$(724)
Net loss	$(3,864)	$(1,557)
Adjusted EBITDA*	$(1,812)	$2,903
Net loss per share basic and diluted	($0.04)	($0.02)

Q1 Fiscal 2026 Results Summary Discussion

For Q1 Fiscal 2026, LiveOne posted revenue of $19.2 million versus $33.1 million in the same period in the prior year, driven primarily by reductions in Slacker revenues.

Q1 Fiscal 2026 Operating Loss was ($4.0) million compared to a ($0.8) million Operating Loss in the first quarter ended June 30, 2024 (“Q1 Fiscal 2025”). The $4.0 million in Operating Loss was largely a result of a decrease in Slacker revenue offset by reductions in operating expenses.

Q1 Fiscal 2026 Adjusted EBITDA* was ($1.8) million, as compared to Q1 Fiscal 2025 Adjusted EBITDA* of $2.9 million, a decrease of $4.7 million. Q1 Fiscal 2026 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $0.4 million, Other Operations Adjusted EBITDA* of ($0.7) million and Corporate Adjusted EBITDA* of ($1.5) million. Audio Division Adjusted EBITDA* of $0.4 million was driven by decrease in Slacker revenues.

Q1 Fiscal 2026 Earnings Conference Call and Webcast

Date:	Wednesday, August 13, 2025
Time:	10:00 AM Eastern Time (7:00 AM Pacific Time)
Webcast Link:	https://events.q4inc.com/attendee/432398509
Dial-in:	(800) 715-9871
International Dial-in:	+1 (646) 307-1963
Conference Code:	2892444

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne, a dedicated over-the-top application powered by Slacker, is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and X at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s ability to implement its recently announced crypto treasury strategy and/or purchase crypto assets from time to time pursuant to such strategy, including for the maximum announced amount; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty and risks related to Bitcoin, Ethereum and other digital assets; regulatory developments related to crypto assets and crypto asset markets; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2025, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full Fiscal 2026 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne Press Contact:

press@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.

Financial Information

The tables below present financial results for the three months ended June 30, 2025 and 2024.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2025	2024

Revenue:	$19,207	$33,078

Operating expenses:
Cost of sales	16,825	25,087
Sales and marketing	1,261	1,431
Product development	934	1,071
General and administrative	4,076	5,505
Impairment of intangible assets	-	176
Amortization of intangible assets	145	592
Total operating expenses	23,241	33,862
Loss from operations	(4,034)	(784)

Other income (expense):
Interest expense, net	(687)	(859)
Other income (expense)	857	135
Total other expense, net	170	(724)

Loss before provision for income taxes	(3,864)	(1,508)

Provision for income taxes	-	49
Net loss	(3,864)	(1,557)
Net loss attributable to non-controlling interest	(271)	(388)
Net loss attributed to LiveOne	$(3,593)	$(1,945)

Net loss per share – basic and diluted	$(0.04)	$(0.02)

Weighted average common shares – basic and diluted	96,741,899	94,419,692

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30,	March 31,
	2025	2025

Assets
Current Assets
Cash and cash equivalents	$11,891	$4,119
Restricted cash	30	30
Accounts receivable, net	8,326	8,299
Inventories	1,156	1,586
Prepaid expense and other current assets	1,543	1,212
Total Current Assets	22,946	15,246
Property and equipment, net	1,768	893
Goodwill	21,712	21,712
Intangible assets, net	2,424	2,569
Other assets	89	97
Total Assets	$48,940	$40,517

Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$26,259	$25,180
Accrued royalties	5,190	5,490
Notes payable, current portion	453	623
Convertible note, current portion	500	-
Senior secured line of credit	-	2,950
Deferred revenue	1,554	2,141
Total Current Liabilities	33,956	36,384
Notes payable, net	149	150
lease liabilities, noncurrent	81	99
Convertible note, noncurrent	14,758	-
Other long-term liabilities	12,028	12,236
Deferred income taxes	60	60
Total Liabilities	61,032	48,929

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 14,428 and 14,002 shares issued and outstanding as of June 30, 2025 and March 31, 2025, respectively	14,428	14,002
Common stock, $0.001 par value; 500,000,000 shares authorized; 96,976,557 issued and outstanding as of June 30, 2025; 96,765,145 shares issued and outstanding as of March 31, 2025	97	97
Additional paid in capital	234,261	233,495
Treasury stock	(490)	(250)
Accumulated deficit	(269,138)	(265,119)
Total LiveOne’s Stockholders’ Deficit	(20,842)	(17,775)
Non-controlling interest	8,750	9,363
Total equity (deficit)	(12,092)	(8,412)
Total Liabilities and Stockholders’ Equity (Deficit)	$48,940	$40,517

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

	Net	Depreciation		Non-Recurring Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Three Months Ended June 30, 2025
Operations – PodcastOne	$(1,054)	$152	$1,465	$17	$-	$-	$580
Operations – Slacker	217	71	92	(10)	(561)	-	(191)
Operations – Other	(991)	66	181	-	29	-	(715)
Corporate	(2,036)	-	(282)	470	362	-	(1,486)
Total	$(3,864)	$289	$1,456	$477	$(170)	$-	$(1,812)

Three Months Ended June 30, 2024
Operations – PodcastOne	$(1,366)	$619	$394	$37	$-	$-	$(316)
Operations – Slacker	3,352	750	505	146	672	-	5,425
Operations – Other	(1,391)	217	318	197	31	-	(628)
Corporate	(2,152)	2	483	19	21	49	(1,578)
Total	$(1,557)	$1,588	$1,700	$399	$724	$49	$2,903

(1)	Non-Recurring Acquisition and Realignment Costs include non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, legal, accounting and other professional fees directly attributable to acquisition activity, employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended
	June 30,
	2025	2024

Revenue:	$19,207	$33,078
Less:
Cost of sales	(16,825)	(25,087)
Amortization of developed technology	(212)	(775)
Gross Profit	2,170	7,216

Add back share-based compensation:	1,020	315
Add back depreciation expense:	23	37
Add back amortization of developed technology:	212	775
Contribution Margin*	$3,425	$8,343

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

##END##